                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report relating to the financial statements of CCA Prison Realty Trust incorporated by reference in this periodic report on Form 8-K of Corrections Corporation of America into Corrections Corporation of America's previously filed Registration Statement File Numbers 33-12503, 33-30825, 33-30826, 33-42068, 33-42614, 33-61173, 333-31711-01, 333-31743-01, 333-45193,
333-58339-01, 333-59155, and 333-63475-01.



                                       ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 28, 1998